    As filed with the Securities and Exchange Commission on April 10, 1998

                                                 REGISTRATION NO. 333-________
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

              CAMBRIDGE TECHNOLOGY PARTNERS (MASSACHUSETTS), INC.
            (Exact Name of Registrant as Specified in Its Charter)


           DELAWARE                                     06-1320610
(State or Other Jurisdiction of                      (I.R.S. Employer
Incorporation or Organization )                      Identification No.)

                               304 VASSAR STREET
                        CAMBRIDGE, MASSACHUSETTS 02139
                                (617) 374-9800
              (Address of Principal Executive Offices) (Zip Code)

                           -------------------------

              CAMBRIDGE TECHNOLOGY PARTNERS (MASSACHUSETTS), INC.
                            1997 STOCK OPTION PLAN
                           (Full Title of the Plan)
                           -------------------------

                              ARTHUR M. TOSCANINI
                            Chief Financial Officer
              Cambridge Technology Partners (Massachusetts), Inc.
                               304 Vassar Street
                        Cambridge, Massachucsetts 02139
                    (Name and Address of Agent For Service)

                                (617) 374-9800
         (Telephone Number, Including Area Code, of Agent For Service)

                           -------------------------

                                   COPY TO:

                            Steven C. Browne, Esq.
                        Testa, Hurwitz & Thibeault, LLP
                               High Street Tower
                                125 High Street
                          Boston, Massachusetts 02110
                                (617) 248-7000


                        CALCULATION OF REGISTRATION FEE

===========================================================================================================
                                           Proposed Maximum        Proposed Maximum
 Title of Securities      Amount To Be          Offering          Aggregate Offering          Amount of
  To Be Registered        Registered        Price Per Share            Price              Registration Fee
-------------------      ------------      ----------------     ------------------        ----------------
1997 STOCK
OPTION PLAN              160,000 shares       $  35.00(1)       $  5,600,000.00               $1,652.00
Common Stock
(Par Value $.01)         290,000 shares       $  50.50(2)       $ 14,645,000.00               $4,320.28
                         --------------       -----------       ---------------               ---------
TOTAL                    450,000 shares                         $ 20,245,000.00               $5,972.28
                         ==============                         ===============               =========
Preferred Stock
Purchase Rights (3)
===========================================================================================================


(1) All of such shares are issuable upon the exercise of outstanding options to purchase an aggregate of 160,000 shares at an exercise price of $35.00 per share. Pursuant to Rule 457(h)(1) of the Securities Act of 1933 (the "Securities Act"), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(2) The price of $50.50 per share, which is the average of the high and low price of the Common Stock of the Registrant as reported on the Nasdaq National Market on April 8, 1998, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) of the Securities Act and has been used only for those shares without a fixed exercise price.

(3) Pursuant to the Rights Agreement of the Registrant, one right to purchase a unit of preferred stock of the Registrant (each a "Preferred Stock Purchase Right" or "Right") is deemed to be delivered with each share of Common Stock issued by the Registrant. The Rights currently are not separately transferable apart from the Common Stock, nor are they exercisable until the occurrence of certain events. Accordingly, no independent value has been attributed to the Rights.

================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.
         ----------------

         The documents containing the information specified in this Item 1 will be sent or given to employees and consultants of the Registrant or others as specified by Rule 428(b)(1) of the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

Item 2.  Registrant Information and Employee Plan Annual Information.
         -----------------------------------------------------------

         The documents containing the information specified in this Item 2 will be sent or given to employees and consultants of the Registrant or others as specified by Rule 428(b)(1) of the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         The following documents filed with the Commission are incorporated by reference in this Registration Statement:

    (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (File No. 0-21040).

    (b) The description of the Registrant's Common Stock, $.01 par value per share, contained in the Registrant's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on December 24, 1992, including any amendment or report filed for the purpose of updating such description (File No. 0-21040).

    (c) The description of the Registrant's Preferred Stock Purchase Rights which accompany each share of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed pursuant to the Exchange Act on July 1, 1997, including any amendment or report filed for the purpose of updating such description (File No. 0-21040).

         All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
         -------------------------

         Not applicable.

Item 5.  Interest of Named Experts and Counsel.
         -------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         The Delaware General Corporation Law, the Amended and Restated Certificate of Incorporation, as amended, of the Registrant and the Registrant's Amended and Restated By-laws provide for indemnification of the Registrant's directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. The Registrant maintains directors' and officers' liability insurance to insure the directors and certain officers of the Registrant against certain liabilities and certain expenses in connection therewith which arise out of or in connection with their capacities as such.


Item 7.  Exemption From Registration Claimed.
         -----------------------------------

         Not applicable.


Item 8.  Exhibits.
         --------


        Exhibit No.                Description of Exhibit
        -----------                ----------------------

           4.1 Amended and Restated Certificate of Incorporation of the Registrant, as amended (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-3 (File No. 333-43127), and incorporated herein by reference).

           4.2              Amended and Restated By-laws of the
                            Registrant (filed as Exhibit 3.2 to the
                            Registrant's Registration Statement on Form
                            S-1 (File No. 33-56338) and incorporated herein by reference).

           4.3 Specimen Stock certificate representing the Common Stock of the Registrant (filed as
                            Exhibit 4.1 to the Registrant's
                            Registration Statement on Form S-1 (File
                            No. 33-56338) and incorporated herein by reference).

        Exhibit No.                 Description of Exhibit
        -----------                 ----------------------


           4.4 Rights Agreement, dated as of June 23, 1997, by and between Cambridge Technology Partners (Massachusetts), Inc. and ChaseMellon Shareholder Services, LLC, as Rights Agent (filed as Exhibit 4.1 to the Registrant's Report on Form 8-K, dated June 23, 1997, and filed on July 1, 1997 (File No. 0-21040) and incorporated herein by reference).

           5                 Opinion of Testa, Hurwitz & Thibeault, LLP
                             (filed herewith).

          23.1               Consent of Testa, Hurwitz & Thibeault, LLP
                             (included in Exhibit 5).

          23.2 Consent of Coopers & Lybrand L.L.P. (filed herewith).

          24 Power of Attorney (included on signature page hereto).

Item 9.  Undertakings.
         ------------

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge and the Commonwealth of Massachusetts, on this 10th day of April, 1998.

                                        Cambridge Technology Partners
                                        (Massachusetts), Inc.

                                    By: /s/ Arthur M. Toscanini
                                        ------------------------------
                                        Arthur M. Toscanini
                                        Executive Vice President, Finance


     EACH PERSON WHOSE SIGNATURE appears below this registration statement hereby constitutes and appoints James K. Sims, Arthur M. Toscanini and James P. O'Hare and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities (until revoked in writing) to sign all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Cambridge Technology Partners (Massachusetts), Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission or any state securities commission or other governmental entity pertaining to such registration and sale, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute, may lawfully do or cause to be done by virtue hereof.

        Signature                                  Capacity                            Date
/s/ James K. Sims                           Chief Executive Officer,                April 10, 1998
------------------------------------        President and Director
James K. Sims                               (Principal Executive Officer)

/s/ Arthur M. Toscanini                     Executive Vice President,               April 10, 1998
------------------------------------        Finance, Chief Financial Officer
Arthur M. Toscanini                         and Treasurer (Principal
                                            Financial Officer and Principal
                                            Accounting Officer)

/s/ Warren V. Musser                        Director                                April 10, 1998
------------------------------------
Warren V. Musser

/s/ Robert E. Keith, Jr.                    Director                                April 10, 1998
------------------------------------
Robert E. Keith, Jr.

/s/ Jack L. Messman                         Director                                April 10, 1998
------------------------------------
Jack L. Messman


/s/ John W. Poduska, Sr., Ph.D.             Director                                April 10, 1998
------------------------------------
John W. Poduska, Sr., Ph.D.

                                            Director                                April 10, 1998
------------------------------------
James I. Cash, Jr., Ph.D.

/s/ James D. Robinson III                   Director                                April 10, 1998
------------------------------------
James D. Robinson III

                               INDEX TO EXHIBITS

               Exhibit No.                     Description of Exhibit
               -----------                     ----------------------

                  4.1 Amended and Restated Certificate of Incorporation of the Registrant, as amended (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-3 (File No. 333-43127), and
                                        incorporated herein by reference).

                  4.2 Amended and Restated By-laws of the Registrant (filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 33-56338) and incorporated herein by reference).

                  4.3 Specimen Stock certificate representing the Common Stock of the Registrant (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (File No. 33-56338) and incorporated herein by reference).

                  4.4 Rights Agreement, dated as of June 23, 1997, by and between Cambridge Technology Partners (Massachusetts),
                                        Inc. and ChaseMellon Shareholder
                                        Services, LLC, as Rights Agent (filed as
                                        Exhibit 4.1 to the Registrant's Report
                                        on Form 8-K, dated June 23, 1997, and
                                        filed on July 1, 1997 (File No. 0-21040) and incorporated herein by reference).

                  5                     Opinion of Testa, Hurwitz & Thibeault,
                                        LLP (filed herewith).

                 23.1 Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5).

                 23.2                   Consent of Coopers & Lybrand L.L.P.
                                        (filed herewith).

                 24 Power of Attorney (included on signature page hereto).